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                               Exhibit 7 (d)

                          JOINT FILING STATEMENT

     Each of the undersigned agrees that (i) the Schedule 13D relating to the common stock, no par value, of ECOS Group, Inc. has been adopted and filed on behalf of each of them, (ii) all future amendments to such Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them.

     Each of the persons signing this statement certifies to the other parties hereto that:

o None of such person or, to the knowledge of such person, any general partner of such person or any executive officer or director of such person or any general partner of such person has, during the last five years, been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors).

o None of such person or, to the knowledge of such person, any general partner of such person or any executive officer or director of such person or any general partner of such person was during the last five years a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

     Michael Galkin is hereby designated and authorized to receive notices and communications from the Securities and Exchange Commission with respect to the subject Schedule 13D and any amendments thereto filed pursuant to this statement.

     This statement may be terminated with respect to the obligations to file jointly future amendments to the subject Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other parties hereto, at the principal office thereof.

     This statement may be executed in counterparts.


October 4, 2001                         /S/ MICHAEL GALKIN
                                      ______________________________
                                      Name: Michael Galkin

                                        /S/ ROB MENAKER
                                      ______________________________
                                      Name: Rob Menaker